Exhibit 4.1

CORUS PHARMA, INC.

AMENDED AND RESTATED

INFORMATION AND REGISTRATION RIGHTS AGREEMENT

April 9, 2004

Initial Closing: April 9, 2004

Second Closing: April 21, 2004

Third Closing: May 7, 2004

Fourth Closing: June 30, 2004

CORUS PHARMA, INC.

AMENDED AND RESTATED INFORMATION AND

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INFORMATION AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 9, 2004, by and among Corus Pharma, Inc., a Delaware corporation (the “Company”), and the undersigned holders of shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock listed on the attached Exhibit A, as it may be amended from time to time pursuant to the terms hereof (collectively, the “Investors”).

RECITALS

A. Certain of the Investors (the “Series A Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.001 (the “Series A Preferred Stock”) and certain of the Investors (the “Series B Investors”) hold shares of the Company’s Series B Preferred Stock, par value $0.001 (the “Series B Preferred Stock”). The Company, the Series A Investors and the Series B Investors are parties to the Amended and Restated Information and Registration Rights Agreement dated as of February 21, 2003 by and among the Company and such Investors (the “Prior Rights Agreement”).

B. The Company and certain Investors (the “Series C Investors”) have entered into the Series C Stock Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof, which provides for the issuance and sale by the Company and purchase by the Series C Investors of the Company’s Series C Preferred Stock, par value $0.001 (the “Series C Preferred Stock”).

C. In connection with the purchase and sale of the Company’s Series C Preferred Stock pursuant to the Purchase Agreement, the Company and the Investors desire to provide for certain rights of the Investors. The Series B Investors, the Series A Investors and the Company acknowledge that they are entering into this Agreement as an inducement to and in consideration of the purchase of shares of the Company’s Series C Preferred Stock by the Series C Investors, and agree that this Agreement shall amend and restate the Prior Rights Agreement in its entirety.

THE PARTIES AGREE AS FOLLOWS:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2 “Convertible Securities” shall mean the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

1.3 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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1.4 “Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to documents filed by the Company with the Commission.

1.5 “Holder” shall mean any holder of outstanding Registrable Securities, but only if such holder is one of the Investors or an assignee or transferee of registration rights as permitted by Section 14.

1.6 “Initiating Holders” shall mean Holders who in the aggregate hold at least 20% of the Registrable Securities.

1.7 “Material Adverse Event” shall mean any change, event or effect that (a) is materially adverse to the general affairs, business, operations, assets, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiaries taken as a whole, or (b) is reasonably foreseeable, has a reasonable likelihood of occurring and, if it were to occur, might materially adversely affect the general affairs, business, operations, assets, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiaries taken as a whole; provided, however, that the following shall not be taken into account in determining a “Material Adverse Event”: (a) any adverse change, event or effect that is directly attributable to conditions affecting the United States economy generally unless such conditions adversely affect the Company in a materially disproportionate manner, and (b) any adverse change, event or effect that is directly attributable to conditions affecting the Company’s industry generally, unless such conditions adversely affect the Company in a materially disproportionate manner. The party asserting that a Material Adverse Event has occurred shall have the burden of proof by a preponderance of the evidence with respect to any dispute regarding whether a change, event or effect is or is not “directly attributable to” any of the foregoing.

1.8 The terms “Register”, “Registered”, and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

1.9 “Registrable Securities” shall mean (a) all Common Stock not previously sold to the public and issued or issuable upon conversion of any Convertible Securities purchased by or issued to the Investors, (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or replacement of the shares referenced in (a) above, excluding in the case of either (a) or (b) any Registrable Securities sold by a person in a transaction in which his, her or its Registration rights under this Agreement are not assigned pursuant to the terms of this Agreement.

1.10 “Registration Expenses” shall mean all expenses other than underwriting discounts and commissions incurred by the Company in complying with Sections 6 or 7 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company and one

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special counsel for all Holders (if different from counsel to the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

1.11 “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.12 “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

2. Financial Statements and Reports to Stockholders. The Company shall deliver to each Investor as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders’ equity and cash flow for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles (“GAAP”) (except that such financial reports may not contain footnotes required by GAAP) and accompanied by the opinion of independent public accountants of nationally recognized standing selected by the Company. In addition, the Company shall deliver to the Investors: (a) contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock and (b) an annual capitalization summary.

3. Additional Information. As long as an Investor (together with any affiliate) or its transferee holds at least 1,000,000 shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock (or an equivalent number of shares consisting of Registrable Securities issued upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or a combination of such Registrable Securities and Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock), in each case as adjusted for recapitalizations, stock splits, stock dividends and the like, the Company will deliver to such Investor:

(a) as soon as practicable after the end of each of the first three quarters of any fiscal year, and in any event within 45 days thereafter, consolidated balance sheets of the Company as of the end of such quarter, and consolidated statements of income and cash flow for such quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and signed by the Chief Financial Officer or President of the Company certifying that they fairly and, in all material respects, accurately present, as of their respective dates, the financial condition and results of operation of the Company, subject to changes resulting from year-end audit adjustment;

(b) as soon as practicable following submission to and approval by the Board of Directors of the Company, but in no event later than 30 days prior to the end of each fiscal year, an operating budget and plan (the “Plan”) with respect to the next fiscal year and a summary of such Plan together with any update of the Plan as such update is prepared; and

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(c) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (c) or any other subsection of Section 3 to provide information that the Company’s Board of Directors deems in good faith to be a trade secret or confidential information.

4. Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances, and accounts with its officers, all at such reasonable times as may be requested reasonably in advance by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4 to provide any information which it reasonably considers to be a trade secret or other confidential information. Unless assigned in accordance with Section 14, the rights of an Investor under this Section 4 may not be assigned as part of such Investor’s sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company.

5. Termination of Covenants. The covenants of the Company set forth in Sections 2, 3, and 4 shall be terminated and be of no further force or effect upon the earliest of

5.1 immediately prior to the closing of the first underwritten public offering of the Common Stock of the Company, at a price per share not less than $5.00 per share (as adjusted for recapitalizations, stock splits, stock dividends and the like) and with aggregate gross proceeds to the Company in excess of $30,000,000 (before deduction of underwriters commissions and expenses), that is effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act;

5.2 as to any Investor, at such time as such Investor no longer holds any shares of the capital stock of the Company; and

5.3 upon the effectiveness of a merger or consolidation of the Company with another entity if the Company is not the surviving corporation and more than 50% of the equity voting interests of the Company is disposed of, or the sale by the Company or by one or more stockholders of equity or voting interests in the Company in a single offering or transaction or series of related transactions after which at least 50% of the equity voting interests of the Company is controlled by persons that did not control such interests prior to such merger or consolidation; provided however, that a merger or consolidation with (a) a subsidiary which effects a mere change in the form or domicile of the Company without changing the respective stock holdings of the Stockholders or (b) any entity of which the Stockholders other than the Investors own in the aggregate more than 50% of the equity interest of the surviving entity, shall not terminate this Agreement even if the Corporation is not the surviving corporation.

6. Demand Registration.

6.1 Request for Registration on Form Other Than Form S-3. Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the earlier of (a) May 17, 2007 or (b) six months after the closing of the

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Company’s initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least $5,000,000 net of Selling Expenses (provided, however, that if the Company has not consummated an initial public offering prior to such demand, this demand right pursuant to this Section 6.1 may be exercised only for an offering of at least $30,000,000, net of Selling Expenses), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use all reasonable efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 6.1 (A) under any of the circumstances described in Section 6.3 or (B) after the Company has effected two such Registrations pursuant to this Section 6.1 and such Registrations have been declared effective.

6.2 Request for Registration on Form S-3. If a Holder or Holders of the outstanding Registrable Securities request that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use all reasonable efforts to effect Registration of the Registrable Securities on such form; provided, however, that the Company shall not be required to (a) effect more than two Registrations pursuant to this Section 6.2 or (b) take any action to effect any such Registration pursuant to this Section 6.2 under any of the circumstances described in Section 6.3. The substantive provisions of Section 6.5 shall be applicable to each Registration initiated under this Section 6.2.

6.3 Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file any Registration Statement pursuant to this Section 6:

(a) if the Company, within 30 days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within 90 days of receipt of such request (other than to a Registration of securities for a transaction subject to Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing all reasonable efforts to cause such Registration Statement to become effective;

(b) within six months immediately prior to and within six months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities for a transaction subject to Rule 145 or with respect to an employee benefit plan); or

(c) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a Registration Statement to be filed in the near future, in which case the Company’s obligation to use all

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reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed 90 days from the receipt of the request by such Holder to file such Registration Statement; provided, however, that the Company shall not exercise the right contained in this paragraph (d) more than once in any 12 month period.

6.4 Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 6 may, subject to the provisions of Section 6.5, include securities of the Company other than Registrable Securities.

6.5 Underwriting in Demand Registration.

(a) Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6, and the Company shall include such information in the written notice referred to in Section 6.1 or 6.3. The right of any Holder to Registration pursuant to Section 6 shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting.

(b) Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, such officers or directors, and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 6. If, however, the number of shares so included by the Company exceeds the number of shares of Registrable Securities included by all Holders, such Registration shall be treated as governed by Section 7 hereof rather than Section 6, and it shall not count as a Registration for purposes of Section 6.1 hereof.

(c) Selection of Underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and agreed to by the Company.

(d) Marketing Limitation in Demand Registration. If the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first, the Common Stock (other than Registrable Securities) held by officers or directors of the Company, (ii) second, the securities other than Registrable Securities,

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and (iii) third, the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.5(d) shall be included in such Registration Statement.

(e) Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative and the Initiating Holders delivered at least ten business days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

7. Piggyback Registration.

7.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving Registrable Securities (other than to a Registration of securities for a transaction subject to Rule 145 or with respect to an employee benefit plan), the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 20 days after delivery of such written notice from the Company.

7.2 Underwriting in Piggyback Registration.

(a) Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting to the extent provided in this Section 7. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter’s Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 7.

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(b) Marketing Limitation in Piggyback Registration. If the Underwriter’s Representative advises the Company in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Company (subject to the allocation priority set forth in Section 7.2(c)) may:

(i) in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from such registration and underwriting; and

(ii) in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than 30% of the securities included in such Registration.

(c) Allocation of Shares in Piggyback Registration. If the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 7.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 7.2(b)) in the following manner: The shares (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling stockholders shall be allocated pro rata among all Holders requesting that their securities be included in such Registration until all shares so requested to be included by such Holders are included in the Registration; provided, however, that to the extent that the Holders would otherwise be entitled to include more shares in such Registration than can be included, then the number of shares shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) that such Holders would otherwise be entitled to include in such Registration. To the extent that shares remain that may be allocated after such allocation to the Holders, then those holders of securities (other than Registrable Securities) who request and are legally entitled to include their securities in such Registration may include their shares in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which those holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.2(c) shall be included in the Registration Statement.

(d) Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the Underwriter’s Representative delivered at least ten business days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

8. Expenses of Registration. All Registration Expenses incurred in connection with up to two Registrations pursuant to Section 6.1, up to two Registrations pursuant to Section 6.2 and unlimited Registrations pursuant to Section 7.2, including the reasonable fees and expenses

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of one legal counsel for the holders of the securities so registered, shall be borne by the Company. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered.

9. Termination of Registration Rights. The rights to cause the Company to register securities granted under Sections 6 and 7 of this Agreement and to receive notices pursuant to Section 7 of this Agreement shall terminate, with respect to each Holder, on the earlier of (i) the date three years after the closing date of the Company’s initial public offering of securities pursuant to a Registration Statement, (ii) with respect to each Holder if such Holder is eligible to sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act within any three month period without volume limitations without relying on Rule 144(k) thereunder, or (iii) with respect to each Holder if such Holder is eligible to sell all of such Holder’s Registrable Securities under Rule 144(k) thereunder; provided, however, that such Holder’s rights shall not terminate pursuant to clause (iii) if such Holder owns more than 1% of the Company’s outstanding Common Stock (including, for this purpose, common stock issuable upon conversion of the Company’s outstanding Preferred Stock).

10. Registration Procedures and Obligations. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to 90 days.

(b) Prepare and file as expeditiously as reasonably practicable with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it is not so qualified or to file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in

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connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters (with a copy provided to each holder of Registrable Securities) in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (with a copy provided to each holder of Registrable Securities).

(i) Use all reasonable efforts to list the Registrable Securities covered by such registration statement with Nasdaq or any securities exchange on which the Common Stock of the Company is then listed, or Nasdaq or such securities exchange as shall be selected by the Company, or, if the Company fails to make an application to so list within 30 days of a request for the same by the Investors in connection with a Qualified Public Offering, as defined below, the Investors may determine the place of listing, subject to qualification by the Company to list its shares thereon.

(j) Notify each seller of Registrable Securities under such registration statement of (i) the effectiveness of such registration statement, (ii) the filing of any post-effective amendments to such registration statement, or (iii) the filing of a supplement to such registration statement.

(k) Make available for inspection upon reasonable notice during the Company’s regular business hours by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all material financial and other

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records, pertinent corporate documents and properties of the Company reasonably requested to be inspected by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

11. Information Furnished by Holder. It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

12. Indemnification.

12.1 Company’s Indemnification of Holders. To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, and constituent partners and each person controlling such Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent such Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 12.1 shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon (a) any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company or (b) the gross negligence or willful misconduct of such Holder, underwriter, or controlling person.

12.2 Holder’s Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors, officers and employees, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners, and each person controlling such other Holder, against all Damages arising out of or based upon any

Corus Pharma, Inc

Amended and Restated Information and Registration Rights Agreement

untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 12.2 shall not apply (a) to amounts paid in settlement of any such Damages if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and (b) to the extent that any such Damages arise out of or are based upon the gross negligence or willful misconduct of the Company or such other Holders, directors, officers, partners, persons, underwriters or control persons; and provided, further, that each Holder’s liability under this Section 12.2 shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such Registration.

12.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 12, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 12, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 12.

12.4 Contribution. If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault

Corus Pharma, Inc

Amended and Restated Information and Registration Rights Agreement

of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

12.5 Conflicts. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Company and the Selling Stockholders in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

12.6 Survival of Obligations. The obligations of the Company and Holders under this Section 12 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

13. Limitations on Registration Rights Granted to Other Securities. From and after the date of this Agreement, for so long as 2,479,136 shares of Convertible Securities remain issued and outstanding (as adjusted for recapitalizations, stock splits, stock dividends and the like), the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any Registration rights having priority over, or pari passu with, the registration rights granted to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Agreement, without the consent of the Holders of not less than 66-2/3% of the Convertible Securities then outstanding. Any additional holders must be added as parties to this Agreement with regard to any or all securities of the Company held by them and any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered Investors for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Exhibit A hereto.

14. Transfer of Rights. The rights to information under Sections 2, 3 and 4 and the right to cause the Company to Register securities granted by the Company to the Investors under Sections 6 and 7, may be assigned by any Holder to a transferee or assignee of at least 1,000,000 shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or Registrable Securities not sold to the public; provided, however, that the Company must receive written notice prior to the time of such transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such rights are being assigned.

15. Market Stand-off. Each Holder hereby agrees that, if so requested by the Company and the Underwriter’s Representative (if any) in connection with the Company’s initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter’s

Corus Pharma, Inc

Amended and Restated Information and Registration Rights Agreement

Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by the Underwriter’s Representative. The obligations of Holders under this Section 15 shall be conditioned upon similar agreements being in effect with each other stockholder who is an officer, director, or 1% stockholder of the Company.

16. No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Stock. Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a “no-action” letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (including, without limitation, inclusion of such Registrable Securities in an underwriting initiated by either the Company or the Holders) and that such Registrable Securities may be sold to the public without Registration, or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition and that such Registrable Securities may be sold to the public without Registration, the Registrable Securities included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 16 does not apply. The Registration rights of the Holders of the Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which registration is sought into Common Stock prior to the effective date of the Registration Statement.

17. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b) take such action as is reasonably necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, subject to Section 6.2, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied

Corus Pharma, Inc

Amended and Restated Information and Registration Rights Agreement

with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

18. Amendment of Prior Rights Agreement. Effective and contingent upon execution of this Agreement by the Company and Series A Investors holding at least a majority of the outstanding Registrable Securities subject to the Prior Rights Agreement (and, with respect to Section 13 of the Prior Rights Agreement, by the Company, Series A Investors and Series B Investors holding at least 60% of the Convertible Securities and Registrable Securities outstanding), and upon closing of the transactions contemplated by the Purchase Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to the subject matter hereof.

19. Aggregation of Stock. For the purpose of determining the availability of any rights under this Agreement, all shares of Company capital stock held or acquired by any Investor shall be aggregated together with all shares of Company capital stock held or acquired by such Investor’s partners and affiliates and any corporation, trust, partnership, limited liability corporation or partnership, or other form of business entity that is an investment fund that has the same or an affiliated investment manager and/or advisory service provider.

20. Miscellaneous.

20.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding those laws that direct the application of the laws of another jurisdiction.

20.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.3 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

20.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission or electronic mail transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company’s name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor’s address as set forth below such Investor’s address on the signature page to this

Corus Pharma, Inc

Amended and Restated Information and Registration Rights Agreement

Agreement, or at such other address as the Company or such Investor may designate by 10 days’ advance written notice to the other parties hereto.

20.5 Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding 66-2/3% of the Registrable Securities as defined in Section 1 of this Agreement (calculated on an as-converted basis); provided, however, that the Company may amend this Agreement at any time and from time to time without the consent of any holder of Registrable Securities solely to add additional purchasers of Series C Preferred Stock as “Series C Investors.”

20.6 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement; provided, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to amend the Agreement in such a matter that the economic effect of the Agreement, as amended, is, as nearly as possible, the same as the economic effect of this Agreement.

20.7 Entire Agreement; Successors and Assigns. This Agreement and the Purchase Agreement constitute the entire contract among the Company and the Investors relative to the subject matter hereof. Any previous or contemporaneous agreement, discussion, understanding or correspondence, oral or written, between the Company and any Investor concerning Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company:	CORUS PHARMA, INC., a Delaware corporation

	By:	/s/ A. Bruce Montgomery, M.D.
	Name:	A. Bruce Montgomery, M.D.
	Title:	President

	Address:	2025 First Avenue, Suite 800 Seattle, WA 98121
Fax:

Investors:	BEAR STEARNS HEALTH INNOVENTURES, L.P.

	By:	Bear Stearns Health Innoventures Management, LLC Its General Partner

		By:	/s/ Elizabeth A. Czerepak
Name: Elizabeth A. Czerepak
Title: Managing Partner

Address:		383 Madison Avenue, 28th Floor New York, NY 10179
Fax:		(212) 881-1378

BEAR STEARNS HEALTH INNOVENTURES OFFSHORE, L.P.

By:	Bear Stearns Health Innoventures Management, LLC Its General Partner

	By:	/s/ Elizabeth A. Czerepak
Name: Elizabeth A. Czerepak
Title: Managing Partner

Address:	383 Madison Avenue, 28th Floor New York, NY 10179
Fax:	(212) 881-1378

*Signature Page to Information and Registration Rights Agreement*

BSHI MEMBERS, L.L.C.

By:	Bear Stearns Health Innoventures Management, LLC Its General Partner

	By:	/s/ Elizabeth A. Czerepak
Name: Elizabeth A. Czerepak
Title: Managing Partner

Address:		383 Madison Avenue, 28th Floor New York, NY 10179
Fax:		(212) 881-1378

BEAR STEARNS HEALTH INNOVENTURES EMPLOYEE FUND, L.P.

By:	Bear Stearns Health Innoventures Management, LLC Its General Partner

	By:	/s/ Elizabeth A. Czerepak
Name: Elizabeth A. Czerepak
Title: Managing Partner

Address:		383 Madison Avenue, 28th Floor New York, NY 10179
Fax:		(212) 881-1378

BX, L.P.

By:	Bear Stearns Health Innoventures Management, LLC Its General Partner

	By:	/s/ Elizabeth A. Czerepak
Name: Elizabeth A. Czerepak
Title: Managing Partner

Address:		383 Madison Avenue, 28th Floor New York, NY 10179
Fax:		(212) 881-1378

*Signature Page to Information and Registration Rights Agreement*

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

By:	/s/ Kris Jenner
Name:	Kris Jenner
Its:	Vice President

Address:	100 East Pratt Street
Baltimore, MD 21202
Attn: Darrell N. Braman
Fax:	410-345-6575

SUNAMERICA LIFE INSURANCE COMPANY

By:	/s/ Marc Gamsin
Name:	Marc Gamsin
Its:	Executive Vice President

Address:	1 SunAmerica Center, 38th Floor
Los Angeles, CA 90067
Fax:	310-772-6705

H & Q HEALTHCARE INVESTORS

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead, EngScD
Title:

Address:	30 Rowes Wharf, Suite 4300
Boston, MA 02110-3328
Fax:	617-772-8577

The term H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholder assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.

*Signature Page to Information and Registration Rights Agreement*

H & Q LIFE SCIENCES INVESTORS

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead, EngScD
Title:

Address:	30 Rowes Wharf, Suite 4300
Boston, MA 02110-3328
Fax:	617-772-8577

The term H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, a neither the Trustees, officers nor shareholder assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.

MPM BIOEQUITIES FUND GMBH & CO. KG

By:	MPM BioEquities GP, L.P., in its
capacity as the Managing Limited Partner

By:	MPM BioEquities GP LLC, its General Partner

By:	/s/ Kurt H. von Emster
Kurt H. von Emster
Manager

Address:	601 Gateway Blvd., Suite 350
South San Francisco, CA 94080
Fax:	650-553-3335

MPM BIOEQUITIES MASTER FUND LP

By:	MPM BioEquities GP, L.P., its General Partner

By:	MPM BioEquities GP LLC, its General Partner

By:	/s/ Kurt H. von Emster
Kurt H. von Emster
Manager

Address:	601 Gateway Blvd., Suite 350
South San Francisco, CA 94080
Fax:	650-553-3335

*Signature Page to Information and Registration Rights Agreement*

CARNEGIE FUND II, BIOTECH BRIDGE SUB FUND

By:	/s/ V. Gruselle / B. Frerejean
Name:	V. Gruselle / B. Frerejean
Its:	Director / Director

Address:	5, Place de la Gare
Luxembourg, L-1750
Luxembourg
Fax:	46858869137

*Signature Page to Information and Registration Rights Agreement*

CRAMER HOLDINGS LLC

By:	/s/ Kirby L. Cramer
Name:	Kirby L. Cramer
Its:	Member

Address:	243 Lake Ave. West, Suite 200
Kirkland, WA 98033
Fax:

COURTNEY M. CRAMER

/s/ Courtney M Cramer

Address:	19630 SE 184th Street
Renton, WA 98058
Fax:

KIRBY L. CRAMER, JR.

/s/ Kirby L. Cramer, Jr.

Address:	26 Rolling View Lane
Fallbrook, CA 92028
Fax:

KIMBERLY C. DYER

/s/ Kimberly C. Dyer

Address:	11817 Turtle Springs Lane
Northridge, CA 91326
Fax:

ELIZABETH E. RICHARD

/s/ Elizabeth C. Richard

Address:	440 Highcroft Road
Wayzata, MN 55391
Fax:

*Signature Page to Information and Registration Rights Agreement*

NOVO A/S

By:	/s/ Ulrik Spork
Name:	Ulrik Spork
Title:	Chief Investment Officer

Address:	Krogshoejvej 41
DK 2880 Bagsvaerd
Denmark
Fax:	011 (45) 4442-1440

J.P. MORGAN PARTNERS (SBIC), LLC

By:	/s/ Ronald A. Ferguson
Name:	Rodney A. Ferguson
Title:	Managing Director

Address:	50 California, 29th Floor
San Francisco, CA 94111
Fax:	(415) 591-1235

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SBIC), LLC

By:	/s/ Ronald A. Ferguson
Name:	Rodney A. Ferguson
Title:	Managing Director

Address:	50 California, 29th Floor
San Francisco, CA 94111
Fax:	(415) 591-1235

*Signature Page to Information and Registration Rights Agreement*

MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP

By:	MDS LSTF II (NCGP) INC. its General Partner

	By:	/s/ G. Bedell / Greg Gubitz
	Name:	G. Bedell / Greg Gubitz
	Title:	Secretary / Vice-President

	Address:	100 International Blvd.
Toronto, Ontario
M9W 6J6
Fax:

MDS LIFE SCIENCES TECHNOLOGY FUND QUEBEC LIMITED PARTNERSHIP

By:	MDS LSTF II (QGP) INC. its General Partner

	By:	/s/ G. Bedell / Greg Gubitz
	Name:	G. Bedell / Greg Gubitz
	Title:	Secretary / Vice-President

	Address:	2000 Peel Street, Suite 560
Montreal, Quebec
H3A 2W5
Fax:

Copy to:
Legal Department
MDS Capital Corp.
100 International Blvd.
Toronto, Ontario M9W 6J6

*Signature Page to Information and Registration Rights Agreement*

MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP

By:	MLII (NCGP) INC. its General Partner

	By:	/s/ G. Bedell / Greg Gubitz
	Name:	G. Bedell / Greg Gubitz
	Title:	Secretary / Vice-President

	Address:	100 International Blvd.
Toronto, Ontario
M9W 6J6
Fax:

INTEGRA VENTURES III, L.P., SBIC, a Delaware limited partnership

By:	IV TECHNOLOGIES, LLC a Washington limited liability company

	By:	/s/ Joseph K. Piper
	Name:	Joseph K. Piper
	Title:	Managing Director

	Address:	300 E. Pine
Seattle, WA 98122
	Fax:	(206) 832-1991

*Signature Page to Information and Registration Rights Agreement*

BURRILL BIOTECHNOLOGY CAPITAL FUND, L.P.

By:	Burrill & Company (Biotechnology GP), LLC its General Manager

	By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

	Address:	One Embarcadero Center, Suite 2700
San Francisco, CA 94111
	Fax:	(415) 591-5401

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.

By:	Burrill & Company (Life Sciences GP), LLC its General Manager

	By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

	Address:	One Embarcadero Center, Suite 2700
San Francisco, CA 94111
	Fax:	(415) 591-5401

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.

By:	Burrill & Company (Indiana GP), LLC its General Manager

	By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

	Address:	One Embarcadero Center, Suite 2700
San Francisco, CA 94111
	Fax:	(415) 591-5401

*Signature Page to Information and Registration Rights Agreement*

CASCADE INVESTMENT, L.L.C.

By:	/s/ Michael Larson
Name:	Michael Larson
Title:	Manager

Address:	2365 Carillon Point
Kirkland, WA 98033
Fax:

CADUCEUS PRIVATE INVESTMENTS, LP

By:	ORBIMED CAPITAL LLC, General Partner

By:	/s/ Eric A. Bittelman
Name:	Eric A. Bittelman
Title:	CFO, OrbiMed Capital, LLC

Address:	767 Third Avenue
New York, NY 10017
Fax:

ORBIMED ASSOCIATES LLC

By:	ORBIMED CAPITAL LLC, Managing Member

By:	/s/ Eric A. Bittelman
Name:	Eric A. Bittelman
Title:	CFO, OrbiMed Capital, LLC

Address:	767 Third Avenue
New York, NY 10017
Fax:

*Signature Page to Information and Registration Rights Agreement*

UBS JUNIPER CROSSOVER FUND, L.L.C. (FORMERLY CALLED PW JUNIPER CROSSOVER FUND, L.L.C.)
By:	ORBIMED ADVISORS LLC, Member

By:	/s/ Eric A. Bittelman
Name:	Eric A. Bittelman
Title:	CFO, OrbiMed Advisors, LLC

Address:	c/o PFPC Trust 8800
Tinicum Blvd., 3rd Floor
Philadelphia, PA 19153
Attn: Eric Kessler
Fax:

DIGITAL COAST VENTURES, L.L.C.

By:	/s/ James Montgomery
Name:	James Montgomery
Title:	Managing Director

Address:	100 Wilshire Boulevard, Suite 400
Santa Monica, CA 90401
Fax:	(310) 260-6095

RBC LIFE SCIENCES LIMITED PARTNERSHIP II

By:	/s/Alan R Hibben / /s/ Robert Bechard
Name:	Alan R. Hibben / Robert Bechard
Title:	CFO / Managing Partner

Address:	4th Floor North Tower
Royal Bank Plaza
Toronto, Ontario
Canada M5J 2W7
Attn: Wesley Diong
Fax:	416-842-4060

*Signature Page to Information and Registration Rights Agreement*

ANTHEM/CIC VENTURES FUND, LP

By:	/s/ William Woodward
Name:	William Woodward
Title:	CEO

Address:	225 Arizona Avenue, #200 Santa Monica, CA 90401
Fax:

ANTHEM INVEST, LTD.

By:	/s/ Boder Al-Rezainan
Name:	Boder Al-Rezainan
Title:

Address:

Fax:

WRW INVESTMENTS, LP

By:	/s/ William W. Woodward
Name:	William R. Woodward
Title:	Managing Member

Address:

Fax:

GREG BONFIGLIO

/s/ Greg Bonfiglio

Address:

Fax:

*Signature Page to Information and Registration Rights Agreement*

TODD JERRY

/s/ Todd Jerry
Address:

Fax:

BRIAN MESIC

/s/ Brian Mesic
Address:

Fax:

CLAUDIA L. LLANOS

/s/ Claudia Llanos
Address:

Fax:

GEORGE MONTGOMERY, JR., TTEE UNDER DECLARATION OF TRUST U/T/P 8/21/95

/s/ George Montgomery, Jr.
Address:	2838 Green Street San Francisco, CA 94123
Fax:

CHARLES WALKER

/s/ Charles Walker
Address:	979 Baileyana Road Hillsborough, CA 94010
Fax:

*Signature Page to Information and Registration Rights Agreement*

WASHINGTON RESEARCH FOUNDATION

By:	/s/ Ronald S. Howell
Name:	Ronald S. Howell
Title:	President

Address:	2815 Eastlake Ave. E., Suite 300 Seattle, WA 98102
Fax:

PACIFIC RIM AQUA LIFE SCIENCE NO. 1 INVESTMENT PARTNERSHIP
By: Pacific Rim Ventures Co., Ltd., its General Partner

By:	/s/ Masahiro Michishita, Ph.D.
Name:	Masahiro Michishita, Ph.D.
Title:	President and Managing General Partner

Address:	Green Plaza 2F 3-7-20 Komazawa Setagaya-ku, Tokyo 154-0012, Japan
Fax:	011-81-3-5779-6753

PACIFIC RIM AQUA LIFE SCIENCE NO. 2 INVESTMENT PARTNERSHIP
By: Pacific Rim Ventures Co., Ltd., its General Partner

By:	/s/ Masahiro Michishita, Ph.D.
Name:	Masahiro Michishita, Ph.D.
Title:	President and Managing General Partner

Address:	Green Plaza 2F 3-7-20 Komazawa Setagaya-ku, Tokyo 154-0012, Japan
Fax:	011-81-3-5779-6753

*Signature Page to Information and Registration Rights Agreement*

PACIFIC RIM AQUA LIFE SCIENCE NO. 3 INVESTMENT PARTNERSHIP
By: Pacific Rim Ventures Co., Ltd., its General Partner

By:	/s/ Masahiro Michishita, Ph.D.
Name:	Masahiro Michishita, Ph.D.
Title:	President and Managing General Partner

Address:	Green Plaza 2F 3-7-20 Komazawa Setagaya-ku, Tokyo 154-0012, Japan
Fax:	011-81-3-5779-6753

PACIFIC RIM AQUA LIFE SCIENCE NO. 4 INVESTMENT PARTNERSHIP
By: Pacific Rim Ventures Co., Ltd., its General Partner

By:	/s/ Masahiro Michishita, Ph.D.
Name:	Masahiro Michishita, Ph.D.
Title:	President and Managing General Partner

Address:	Green Plaza 2F 3-7-20 Komazawa Setagaya-ku, Tokyo 154-0012, Japan
Fax:	011-81-3-5779-6753

*Signature Page to Information and Registration Rights Agreement*

ORRICK INVESTMENTS 2004 LLC

By:	/s/ Stephen M. Graham
Name:	Stephen M. Graham
Title:	Partner
Address:	719 Second Avenue, Suite 900 Seattle, WA 98104
Fax:	(206) 839-4301

STEPHEN M. GRAHAM

/s/ Stephen M. Graham
Address:	719 Second Avenue, Suite 900 Seattle, WA 98104
Fax:	(206) 839-4301

WESTRIVER CAPITAL LLC

By:	/s/ Eric Anderson
Name:	Erik Anderson
Title:
Address:	2420 Carillon Point Kirkland, WA 98033
Fax:	(425) 576-9868

DONALD SEATON

/s/ Donald Seaton
Address:	2025 First Avenue, Suite 800 Seattle, WA 98121
Fax:	(206) 728-5095

YVES PIERRE GOBIN

/s/ Yves Pierre Gobin
Address:	6 Cayuga Trail Harrison, NY 10528
Fax:	(212) 746-6653

*Signature Page to Information and Registration Rights Agreement*

ROBERTO FERRAROTTI

/s/ Roberto Ferrarotti

Address:	966 Summer Holly Lane
Encinitas, CA 92024
Fax:	(760) 943-7840

*Signature Page to Information and Registration Rights Agreement*

JIM JOHNSTON

/s/ Jim Johnston

Address:	13801 NE 1st Place
Bellevue, WA 98005
Fax:	(425) 828-7756

*Signature Page to Information and Registration Rights Agreement*

J. TAYLOR CRANDALL

/s/ J. Taylor Crandall

Address:	145 Josselyn Lane
Woodside, CA 94062
Fax:	(650) 234-0525

*Signature Page to Information and Registration Rights Agreement*

PHILLIP L. WILLIAMS, TRUSTEE,
PHILLIP & JANE WILLIAMS
LIVING TRUST UDT 8/20/85

/s/ Phillip L. Williams

Address:	1156 Amalfi Drive
Pacific Palisades, CA 90272
Fax:	(310) 459-6275

*Signature Page to Information and Registration Rights Agreement*

HANA VERNY

/s/ Hana Verny

Address:	2548 Greer Road
Palo Alto, CA 94303
Fax:	(650) 324-1678

*Signature Page to Information and Registration Rights Agreement*

MICHAEL J. MONTGOMERY

/s/ Michael J. Montgomery

Address:	1135 Corsica Drive
Pacific Palisades, CA 90272
Fax:	(___) ___-____

*Signature Page to Information and Registration Rights Agreement*

ELLEN R. GRANT

/s/ Ellen R. Grant

Address:	1130 20th Avenue East
Seattle, WA 98112
Fax:	(206) 324-1208

*Signature Page to Information and Registration Rights Agreement*

RICHARD ROEDER

/s/ Richard Roeder

Address:	10877 Wilshire Blvd., Suite 2100
Los Angeles, CA 90024
Fax:	(310) 824-2791

*Signature Page to Information and Registration Rights Agreement*

WALDRON AND COMPANY

By:	/s/ Dawn MacNab
Name:	Dawn MacNab
Title:	Principal

Address:	101 Stewart Street, Suite 1200
Seattle, WA 98101
Fax:	(206) 441-5213

*Signature Page to Information and Registration Rights Agreement*

RICHARD BOYD AND PATRICIA A. MONTGOMERY

/s/ Richard Boyd Montgomery
Richard Boyd Montgomery

/s/ Patricia A. Montgomery
Patricia A. Montgomery

Address:	46 N. Longspur Drive
The Woodlands, TX 77380
Fax:	(281) 298-6270

*Signature Page to Information and Registration Rights Agreement*

ROBERT A. MONTGOMERY

/s/ Robert A. Montgomery

Address:	645 14th Ave. West
Kirkland, WA 98033
Fax:	(425) 827-3509

*Signature Page to Information and Registration Rights Agreement*

H. DAVID KENYON AND MEREDITH W. KENYON

/s/ H. David Kenyon
H. David Kenyon

/s/ Meredith W. Kenyon
Meredith W. Kenyon

Address:	P.O. Box 557
Medina, WA 98039
Fax:	(425) 889-0151

*Signature Page to Information and Registration Rights Agreement*

MONTGOMERY REVOCABLE TRUST DTD 4/12/84

By:	/s/ Richard A. Montgomery
Richard A. Montgomery, Trustee

Address:	1398 Avenida de Cortez
Pacific Palisades, CA 90272
Fax:	310-459-2853

*Signature Page to Information and Registration Rights Agreement*

HEIDI KRISTINE MONTGOMERY

/s/ Heidi Kristine Montgomery

Address:	348 Shore View Lane
Encinitas, CA 92024
Fax:	(760) 633-3442

*Signature Page to Information and Registration Rights Agreement*

WILBUR H. GANTZ III, TRUSTEE, WILBUR H. GANTZ III REVOCABLE TRUST DATED 2/18/94

/s/ Wilber H. Gantz III

Address:	72 Indian Hill Road
Winnetka, IL 60093
Fax:	(847) 282-1004

*Signature Page to Information and Registration Rights Agreement*

KEVIN G. REILLY

/s/ Kevin G. Reilly

Address:	2890 Shadow Creek Drive
Apt. 305
Boulder, CO 80303
Fax:	( )

*Signature Page to Information and Registration Rights Agreement*

THOMAS UNTERMAN, TRUSTEE, THOMAS AND JANET UNTERMAN LIVING TRUST UTD 12/30/94

/s/ Thomas Unterman

Address:	1451 Amalfi Drive
Pacific Palisades, CA 90272
Fax:	(310) 998-8012

*Signature Page to Information and Registration Rights Agreement*

JOHN C. KEHOE

/s/ John C. Kehoe

Address:	8901 Fauntleroy Way SE
Seattle, WA 98136
Fax:	(425) 420-1077

*Signature Page to Information and Registration Rights Agreement*

THOMAS W. CARDY, TRUSTEE, THOMAS W. CARDY FAMILY TRUST

/s/ Thomas W. Cardy

Address:	12808 Harborwood Drive
Largo, FL 33774
Fax:	(813) 287-8688

*Signature Page to Information and Registration Rights Agreement*

CLIFTON JARIUS STRATTON, III

/s/ Clifton Jarius Stratton III

Address:	1002 37th Avenue East
Seattle, WA 98112
Fax:	(206) 622-0218

*Signature Page to Information and Registration Rights Agreement*

JAMES MONTGOMERY, TRUSTEE, JAMES W. MONTGOMERY FAMILY TRUST

/s/ James Montgomery

Address:	11943 Kewsage Street
Los Angeles, CA 90049
Fax:	(310) 260-6095

*Signature Page to Information and Registration Rights Agreement*

IMPERIAL CAPITAL GROUP HOLDINGS LLC

By:	/s/ Jason Reese
Jason Reese
Its: Co-President

Address:	150 South Rodeo Drive, Suite 100
Beverly Hills, CA 90212
Fax:	(310) 777-3029

*Signature Page to Information and Registration Rights Agreement*

SCOTT MAYER, TRUSTEE, MAYER FAMILY REVOCABLE TRUST DATED APRIL 24, 1997

/s/ Scott Mayer

Address:	701 S. Westgate Ave.
Los Angeles, CA 90049
Fax:	(310) 889-9182

*Signature Page to Information and Registration Rights Agreement*

JAN ERIC CLAESSON

/s/ Jan Eric Claesson

Address:	1829 Evergreen Pt. Road
Medina, WA 98039
Fax:	(425) 637-0552

*Signature Page to Information and Registration Rights Agreement*

PHILIP THOMAS PECSOK

/s/ Philip Thomas Pecsok

Address:	16653 Bienveneda Place
Pacific Palisades, CA 90272-2322
Fax:	(___) ___-_____

*Signature Page to Information and Registration Rights Agreement*

JOHN DAVID PAGE

/s/ John David Page

Address:	1911 65th Avenue West
Tacoma, WA 98466
Fax:	(253) 564-2762

*Signature Page to Information and Registration Rights Agreement*

THOMAS J. MACCRORY

/s/ Thomas J. MacCrory

Address:	1380 Eaves Spring Road
Malvern, PA 19355
Fax:	(___) ___-_____

*Signature Page to Information and Registration Rights Agreement*

EXHIBIT A

INVESTORS

BX, L.P.
Bear Stearns Health Innoventures, L.P.
Bear Stearns Health Innoventures Offshore, L.P.
BSHI Members, L.L.C.
Bear Stearns Health Innoventures Employee Fund, L.P.
J.P. Morgan Partners (SBIC), LLC
J.P. Morgan Partners Global Investors (SBIC), LLC
Cascade Investment, L.L.C.
Burrill Biotechnology Capital Fund, L.P.
Burrill Life Sciences Capital Fund, L.P.
Burrill Indiana Life Sciences Capital Fund, L.P.
SunAmerica Life Insurance Company
H&Q Healthcare Investors
H&Q Life Sciences Investors
RBC Life Sciences Limited Partnership II
Caduceus Private Investments, L.P.
Orbimed Associates LLC
UBS Juniper Crossover Fund, L.L.C (formerly PW Juniper Crossover Fund, L.L.C.)
MDS Life Sciences Technology Fund II NC Limited Partnership
MDS Life Sciences Technology Fund II Quebec Limited Partnership
MLII Co-Investment Fund NC Limited Partnership
Novo A/S
MPM BioEquities Master Fund LP
MPM BioEquities Fund GmbH & Co. KG
Carnegie Fund II, Biotech Bridge Sub Fund
T. Rowe Price Health Sciences Fund, Inc.
Anthem/CIC Ventures Fund, LP
Anthem Invest, LTD.
Greg Bonfiglio
Todd Jerry
Claudia Llanos
Brian Mesic
WRW Investment, L.P.
Pacific Rim Life Science No. 1 Investment Partnership
Pacific Rim Life Science No. 2 Investment Partnership
Pacific Rim AQUA Life Science No. 1 Investment Partnership
Pacific Rim AQUA Life Science No. 2 Investment Partnership
Pacific Rim AQUA Life Science No. 3 Investment Partnership
Pacific Rim AQUA Life Science No. 4 Investment Partnership
Cramer Holdings LLC
Courtney M. Cramer
Kirby L. Cramer, Jr.
Kimberly C. Dyer

Elizabeth E. Richard
Corus Pharma Holdings
Digital Coast Ventures
Washington Research Foundation
Integra Ventures III, L.P., SBIC
WestRiver Capital LLC
Radius Venture Partners I, L.P.
George Montgomery, Jr., TTEE Under Declaration of Trust U/T/P 8/21/95
Charles Walker
Liberty Charitable Remainder Trust Dated 1/9/87
MGN Opportunity Group LLC
Orrick Investments 2004 LLC
Donald Seaton
William Baker
Stephen M. Graham
Jonathan P. Mow
Ian Duncan
Nancy McKinley
T. Rowe Price Health Sciences, Inc.
J. Taylor Crandall
Roberto Ferrarotti
Yves Pierre Gobin
Hana Verny
Jim Johnston
Ellen Grant
Michael J. Montgomery Waldron and Company
Robert A. Montgomery
H. David Kenyon and Meredith W. Kenyon
Richard A Montgomery, Trustee, Montgomery Revocable Family Trust dtd 4/12/84
Heidi Kristine Montgomery
Clifton Jarius Stratton, III
Wilbur H. Gantz III, Trustee, Wilbur H. Gatz III Revocable Trust Dated 2/18/94
Kevin G. Reilly
Thomas Unterman, Trustee, Thomas and Janet Unterman Living Trust UTD 12/30/94
John C. Kehoe
Richard Boyd and Patricia A. Montomery
Thomas W. Cardy, Trustee, Thomas W. Cardy Family Trust
James Montgomery, Trustee, James W. Montgomery Family Trust
Imperial Capital Group Holdings LLC
Scott Mayer, Trustee, Mayer Family Revocable Trust dated April 24, 1997
Philip Thomas Pecsok
Jan Eric Claesson
John David Page
Phillip L. Williams, Trustee, Phillip & Jane Williams Trust UTD 8-20-85
Richard Roeder
Thomas J. MacCrory